As filed with the Securities and Exchange Commission on December 29, 2017 Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SIGMA LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	27-1865814
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol

Santa Fe, NM 87507

(505) 438-2576

(Address of principal executive offices)

2013 EQUITY INCENTIVE PLAN, AS AMENDED, OF SIGMA LABS, INC.

(Full title of the plan)

John Rice, Interim Chief Executive Officer

Sigma Labs, Inc.

3900 Paseo del Sol

Santa Fe, NM 87507

(Name and address of agent for service)

(505) 438-2576

(Telephone number, including area code, of agent for service)

Copy to: William Gould Darren Freedman TroyGould PC 1801 Century Park East, Suite 1600 Los Angeles, California 90067 (310) 553-4441

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Non-accelerated filer	[ ]	Smaller reporting company	[X]
Accelerated filer	[ ]	(Do not check if a smaller reporting company)		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [   ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (3)
Common Stock, $0.001 par value per share	375,000 shares (2)	$1.39125(2)	$521,718.75(2)	$64.95
TOTAL	375,000 shares	--	$521,718.75	$64.95

(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers, in addition to the shares of common stock specified above, an indeterminate number of additional shares of common stock that may become issuable under the 2013 Equity Incentive Plan, as amended, as a result of the anti-dilution adjustment provisions contained therein.

(2)Represents shares reserved for issuance pursuant to future awards under the 2013 Equity Incentive Plan, as amended. The proposed maximum offering price per share and maximum aggregate offering price for these shares were estimated pursuant to Rules 457(c) and 457(h) of the Securities Act on the basis of the $1.39125 average of the high and low trading prices of the registrant’s common stock, as reported on The NASDAQ Capital Market on December 21, 2017.

(3)Amount of registration fee was calculated pursuant to Section 6(b) of the Securities Act, which provides that the fee shall be $124.50 per $1,000,000 of the proposed maximum aggregate offering price of the securities proposed to be offered.

EXPLANATORY NOTE

This Registration Statement is filed pursuant to General Instruction E to Form S-8 by Sigma Labs, Inc., a Nevada corporation (the “Company”), to register 375,000 shares of common stock of the Company in addition to those previously registered on the Company’s Registration Statements on Form S-8 (File Nos. 333-197616 and 333-212612) filed with the Securities and Exchange Commission on July 24, 2014 and July 21, 2016, respectively, for issuance pursuant to the Company’s 2013 Equity Incentive Plan. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of such previously filed Registration Statements, except that the provisions contained in Part II of such earlier Registration Statements are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference

We hereby incorporate by reference the following documents previously filed with the SEC:

•Our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2016 filed on March 31, 2017 and May 10, 2017, respectively;

•Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed on May 15, 2017; Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 filed on August 14, 2017; and Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed on November 14, 2017;

•Our Current Reports on Form 8-K filed on January 17, 2017, February 21, 2017, June 15, 2017, July 27, 2017, August 14, 2017, August 22, 2017, September 20, 2017, and October 5, 2017, respectively; and

•The description of our stock contained in our registration statement on Form 8-A filed on February 14, 2017 pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Under no circumstances shall any information furnished prior to or subsequent to the date hereof under Item 2.02 or 7.01 of Form 8K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.Description of Securities

This item is not applicable because the class of securities of the Company to be offered under this Registration Statement (i.e., the Company’s common stock, par value $0.001 per share), is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

Item 8.Exhibits

The following exhibits are filed with this registration statement or are incorporated by reference as a part of this Registration Statement:

Exhibit No. Exhibit Description

4.12013 Equity Incentive Plan of Sigma Labs, Inc. (the “Plan”) (previously filed by the Company as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed on April 16, 2013, and incorporated herein by reference).

4.2Amendment to the Plan (previously filed by the Company as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 filed on May 12, 2016, and incorporated herein by reference).

4.3Amendment to the Plan.

4.4Amendment to the Plan.

4.5Form of Nonqualified Stock Option Agreement for the Plan (previously filed by the Company as Exhibit 4.2 to the Company’s Form S-8 Registration Statement, filed on July 24, 2014, and incorporated herein by reference).

4.6Form of Incentive Stock Option Agreement for the Plan (previously filed by the Company as Exhibit 4.3 to the Company’s Form S-8 Registration Statement, filed on July 24, 2014, and incorporated herein by reference).

4.7Form of Restricted Stock Agreement for the Plan (previously filed by the Company as Exhibit 4.4 to the Company’s Form S-8 Registration Statement, filed on July 24, 2014, and incorporated herein by reference).

5.1Opinion of TroyGould PC with respect to the securities being registered (included with this registration statement).

23.1Consent of Pritchett, Siler & Hardy, P.C. (included with this registration statement).

23.2Consent of TroyGould PC (included in the opinion filed as Exhibit 5.1).

24.1Power of Attorney (contained on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Fe, State of New Mexico, on December 27, 2017.

SIGMA LABS, INC.
By: /s/ John Rice John Rice Interim Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John Rice as his true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign this registration statement on Form S-8 and any amendments hereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on December 27, 2017.

Signature	Title

/s/John Rice John Rice	Interim Chief Executive Officer (principal executive officer) and Chairman of the Board

/s/ Nannette Toups Nannette Toups	Chief Financial Officer, Treasurer and Secretary (principal financial and accounting officer)

/s/ Salvatore Battinelli Salvatore Battinelli	Director
/s/ Dennis Duitch Dennis Duitch	Director

/s/ Frank J. Garofalo Frank J. Garofalo	Director

EXHIBIT INDEX

The following exhibits are filed with this registration statement or are incorporated by reference as a part of this Registration Statement:

Exhibit No. Exhibit Description

4.12013 Equity Incentive Plan of Sigma Labs, Inc. (the “Plan”) (previously filed by the Company as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed on April 16, 2013, and incorporated herein by reference).

4.2Amendment to the Plan (previously filed by the Company as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 filed on May 12, 2016, and incorporated herein by reference).

4.3Amendment to the Plan.

4.4Amendment to the Plan.

4.5Form of Nonqualified Stock Option Agreement for the Plan (previously filed by the Company as Exhibit 4.2 to the Company’s Form S-8 Registration Statement, filed on July 24, 2014, and incorporated herein by reference).

4.6Form of Incentive Stock Option Agreement for the Plan (previously filed by the Company as Exhibit 4.3 to the Company’s Form S-8 Registration Statement, filed on July 24, 2014, and incorporated herein by reference).

4.7Form of Restricted Stock Agreement for the Plan (previously filed by the Company as Exhibit 4.4 to the Company’s Form S-8 Registration Statement, filed on July 24, 2014, and incorporated herein by reference).

5.1Opinion of TroyGould PC with respect to the securities being registered (included with this registration statement).

23.1Consent of Pritchett, Siler & Hardy, P.C. (included with this registration statement).

23.2Consent of TroyGould PC (included in the opinion filed as Exhibit 5.1).

24.1Power of Attorney (contained on the signature page of this Registration Statement).